                                                              Exhibit 10.11(d)

                                   (BT LOGO)

                                                     Telephone       (0171) 250
                                                     International  +44 171 250
                                                     Facsimile       (0171) 250
                                                     International  +44 171 250


The General Manager
NYNEX CableComms Bolton
The Tolworth Tower
Ewell Road
Surbiton
Surrey  KT6 7ED

                                                         19 July 1996

Dear Sir,

INTERCONNECT AGREEMENT BETWEEN NYNEX CABLECOMMS BOLTON ("OPERATOR") AND BRITISH TELECOMMUNICATIONS PLC ("BT") DATED 19 JULY 1996 (New Interconnect Agreement)

We refer to the Interconnection Agreement between BT and NYNEX CableComms Bolton dated 1 August 1994 (the "Original Agreement").

Words and expressions used in this letter have the same meanings as in the New Interconnect Agreement.

In respect of the period up to and including 31 March 1995 the Parties have agreed a payment to be made by BT in the sum set opposite the name of the Operator in the attached Annex 1.

BT undertakes to make the payment to the Operator not later than 10 calendar days from the date of this letter (the "First Payment").

The Parties agree to use their reasonable endeavours to agree the finalisation of all Billing Information in respect of Interconnect Links (not included in the First Payment) and the calculation of interest at the OFTEL Interest Rate (such calculation to be in respect of all services and facilities provided by one Party to the other. (including Call Conveyance) ("the Relevant Billing Information") for the period up to and including 31 March 1995 not later than 60 calendar days from the date hereof.

Following the finalisation of the Relevant Billing Information any resulting settlement of monies (the "Second Payment") shall be made on the same basis (including charges) as the First Payment, such Second Payment being in full and final settlement of all monies payable by either BT or the Operator in respect of the period up to and including 31 March 1995.

Subject to the Second Payment having been made:

(a) the Parties waive all rights each has (past, present and future) to bring a claim against the other under the Original Agreement;


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(b)  the Parties agree that no further invoices shall be raised in respect of the Original Agreement;

(c) this letter insofar as it relates to the termination of the Original Agreement is a variation in writing of the procedures specified in paragraphs 3.3 and 3.4 of the Transition Agreement; and

(d) the Operator shall withdraw any request for determination by the Director General in respect of the Original Agreement.

It is agreed that the settlement of charges for Calls and Data Management Amendments for the period from 1 April 1995 to 31 March 1996 (inclusive) shall be based on the Billing Information in Annex II attached to this letter. It is noted that the invoices for BT operator services are up to and including 31 December 1995 and Interconnect Links is up to the billing period commencing 30 November 1995.

BT will prepare further Billing Information using the same methodology to enable BT to prepare invoices of all amounts due and payable for Calls for the period from 1 April 1996 until such time as INCA is able to process each of the types of Call in accordance with the charging structure in the New Interconnect Agreement.

The Operator shall prepare further Billing Information using the same methodology to enable the Operator to prepare invoices for all amounts due and payable for Calls for the period from 1 April 1996 until the end of the current Billing Period.

For the purposes of Annex 2 - Part A of the Transition Agreement it is agreed that the Billing Information to be converted into element-based segments shall be the Billing Information prepared by BT for the month of July 1996.

Yours faithfully                       Accepted and agreed:


/s/ [illegible]                         /s/ [illegible]
------------------------------         ------------------------------
For an on behalf of                    For and on behalf of
BRITISH TELECOMMUNICATIONS plc         NYNEX CABLECOMMS BOLTON

                                                                        ANNEX I



NYNEX OPERATOR                                        TOTAL REFUND TO NYNEX
--------------                                        ---------------------
Nynex CableComms Bromley                                            4001.52
Nynex CableComms Solent                                           218773.36
Nynex CableComms Surrey                                            33932.36
Nynex CableComms Sussex                                           145544.25
Nynex CableComms Wessex                                            32299.67
Nynex CableComms Bolton                                             2157.19
Nynex CableComms Greater Manchester                                 2555.67
Nynex CableComms Bury & Rochdale                                     719.06
Nynex CableComms Oldham                                              798.96
Nynex CableComms Stockport                                          1118.55
Nynex CableComms Cheshire                                            639.17
Nynex CableComms Macclesfield                                          1.00
Total                                                             442540.76

                                    Annex II

Data (excluding data management amendments shown on attached sheet) included in NYNEX CableComms Greater Manchester billing data Annex II.

NYNEX CABLECOMMS BOLTON

DATA MANAGEMENT AMENDMENTS

Bolton:

3 April 1995     01204 40, 0161 959,

15 March 96      01204 43, 01204 45, 01942 63, 0161 293, 0161 294,